UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
 Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 5, 2018

ANTHERA PHARMACEUTICALS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-34637	20-1852016
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

25801 Industrial Boulevard, Suite B, Hayward, California	94545
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (510) 856-5600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.02	Unregistered Sales of Equity Securities

As previously reported on the Current Report on Form 8-K of Anthera Pharmaceuticals, Inc. (the “Company”) filed on October 25, 2017 (the “October 25 8-K”), the Company entered into a Securities Purchase Agreements (the “Securities Purchase Agreement”) on October 23, 2017 for a private placement (the “Private Placement”) of its equity securities to a group of accredited investors (the “Purchasers”) with two closings.

Pursuant to the Securities Purchase Agreement, at the initial closing (the “Initial Closing”) on October 30, 2017, the Purchasers purchased 2,306,737 shares of the Company’s common stock, par value $0.001, at $1.25 per share. Each share of common stock was issued with a warrant to purchase 3.0 additional shares of the Company’s common stock at an exercise price of $1.55 per share. Gross proceeds from the Initial Closing were approximately $2.88 million.

Following the requisite approval of the Company’s stockholders at a special meeting held on January 5, 2018, the Company and the Purchasers completed the second and final closing of the Private Placement on January 9, 2018 (the “Second Closing”).  At the Second Closing the Purchasers purchased 7,625,741 shares of the Company’s common stock, par value $0.001, at $1.25 per share and 2,067,522 shares of the Company’s non-voting Class Y Convertible Preferred Stock, par value $0.001 (the “Preferred Shares”), at $1.25 per share, convertible into shares of Company common stock on a one-for-one basis upon satisfaction of certain conditions.  Each share of common stock and each share of preferred stock was issued with a warrant exercisable for 1.0 additional share of the Company’s common stock at an exercise price of $1.25 per share. In the event of the Company’s liquidation, dissolution or winding up, holders of Preferred Shares will participate pari passu with the holders of the Company’s common stock in any distribution of proceeds, pro rata based on the number of shares held by each such holder. The Preferred Shares generally have no voting rights.  The warrants issued in the Second Closing have a term of five years from their date of issuance. Gross proceeds from the Second Closing were approximately $12.12 million.

Shares of the Company’s common stock and Preferred Shares issued at Second Closing were offered and sold by the Corporation without registration under the Securities Act of 1933, as amended (the “Securities Act”), and the securities laws of certain states, in reliance on the exemptions contained in Section 4(a)(2) of the Act and on Regulation D promulgated thereunder and in reliance on similar exemptions under applicable state laws. The Company relied on this exemption from registration based in part on representations made by the Purchasers.

Piper Jaffray & Co. acted as exclusive placement agent in connection with the Private Placement and the Company agreed to pay a customary placement fee and reimburse certain expenses of the placement agent.

The sale of the Securities pursuant to the Securities Purchase Agreement has not been registered under the Securities Act or any state securities laws. The Securities may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. This Current Report on Form 8-K is not an offer to sell or the solicitation of an offer to buy the securities described herein.

The Company expects to use the net proceeds from the offering for clinical research and development purposes for SOLLPURA, including the RESULT, SIMPLICITY and EASY trials as well as enabling manufacturing and general corporate purposes.

The above description of the material terms of the Private Placement is qualified in its entirety by reference to the Securities Purchase Agreement incorporated herein by reference to Exhibit 10.1 to the October 25 Form 8-K, the Registration Rights Agreement incorporated herein by reference to Exhibit 10.2 to the October 25 Form 8-K, the Form of Warrant to Purchase Common incorporated herein by reference to Exhibit 10.3 to the October 25 Form 8-K, and the Certificate of Designation of Preferences, Rights and Limitations of Class Y Convertible Preferred Stock incorporated herein by reference to Exhibit 3.1 to the October 25 Form 8-K.  The press release announcing the completion of the Second Closing is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers.

On January 5, 2018, the Board of Directors of the Company (the “Board”) approved amended employment agreements (the “Amended Agreements”) between the Company and each of Craig Thompson, its President and Chief Executive Officer, and May Liu, its Senior Vice President, Finance and Administration and the Board also approved employment agreements (together with the Amended Agreements, the “Agreements”) between the Company and William Shanahan, M.D., Chief Medical Officer, Renee Martin, Ph.D., Senior Vice President, Medical Science, Patrick Murphy, Senior Vice President, Manufacturing  (collectively, the “Executives”).

The Agreements provide for an annual base salary (the “Base Salary”), subject to annual review and increase as determined by the Board. In addition, each Executive is considered for a bonus target from time to time, in an amount of up to a percentage of the Executive’s then-current base salary (the “Bonus Percentage”), and is also eligible to participate in the Company’s long-term incentive equity program and receive annual equity grants as determined by the Board.

Pursuant to the Agreements, each Executive’s employment is at-will. In the event that the Executive’s employment is terminated by the Executive for Good Reason or by the Company without Cause (as such terms are defined below), the Executive will be entitled to receive (i) the amount of his or her accrued but unpaid Base Salary and unpaid and documented expense reimbursements as of the date of termination, (ii) any vested benefits the Executive may have under any employee benefit plan, which shall be paid in accordance with the terms of such employee benefit plans, as of the date of termination, (iii) continued payment of the Executive’s Base Salary for a period following such termination (the “Severance Period”) plus his or her annual target incentive compensation for such Severance Period, (iv) acceleration of vesting of all equity awards that would have vested within twelve months following such termination, (v) continuation of health benefits for twelve months after termination, and (vi) outplacement services, in the case of each of (iii), (iv), (v), and (vi), subject to the execution of a separation agreement and release.  The receipt of any severance payments or benefits is subject to the Executive not violating such Executive’s post-employment contractual obligations.

The Agreements terminate and supersede any prior severance and change of control agreements between the Company and the Executive.

The Agreements define “Cause” as the: (i) commission by the Executive of any felony or certain misdemeanors, or conduct that would reasonably expected to cause the Company or any of its subsidiaries and affiliates any material injury or reputational harm if the Executive’s employment continued; (ii) willful disclosure of trade secrets or other confidential information relating to the Company; (iii) continued failure by the Executive to perform his or her duties after demand by the Board (other than as a result of incapacity); (iv) conduct by the Executive constituting a material act of misconduct in connection with the performance of the Executive’s duties, including without limitation, misappropriation of funds or property of the Company or any of its subsidiaries or affiliates, or participation in releasing false or materially misleading financial statements or submission of false certifications to the Securities and Exchange Commission (the “SEC”); (v) breach by the Executive of any of the provisions contained in the Agreements or any other agreement between the parties; (vi) material violation by the Executive of the Company’s written employment practices; or (vii) failure to cooperate with internal, regulatory or law enforcement investigations after demand by the Board, or the destruction or failure to preserve documents in connection with such investigations.

The Agreements define Good Reason as the Executive’s compliance with certain procedures specified in the Agreements, including notice and a cure period, after the occurrence of any of the following events: (i) a substantial reduction in the Executive’s duties, responsibilities, or authority or a title change, each without the Executive’s consent; (ii) a material reduction in the Base Salary or Bonus Percentage; (iii) the relocation of the Company’s office under certain circumstances; or (iv) the material breach of the Agreement by the Company.

The Base Salary for each Executive remains as follows:   Mr. Thompson, $460,000; Dr. Shanahan, $400,000 and Ms. Liu, $300,000. The Base Salary for Dr. Martin is $315,000 and for Mr. Murphy is $315,000.

The Bonus Percentage for each Executive remain as follows:   Mr. Thompson, 50%; Dr. Shanahan, 35%; and Ms. Liu, 30%. The Bonus Percentage for Dr. Martin is 30% and for Mr. Murphy is 25%.

The Severance Period for each of the Executives is as follows:   Mr. Thompson, twelve months, Dr. Shanahan, Dr. Martin, Ms. Liu and Mr. Murphy nine months.

The foregoing descriptions of the terms of the Agreements do not purport to be complete and are qualified in their entirety by reference to each Agreement, which the Company intends to file with the SEC as exhibits to its Quarterly Report on Form 10-Q for the period ending March 31, 2018.

Item 5.07	Submission of Matters to a Vote of Security Holders.

At the special meeting of the stockholders of the Company held on January 5, 2018 (the “Special Meeting”), the stockholders of the Company voted to:

1.	approve, as required by and in accordance with NASDAQ Marketplace Rule 5635(d), the issuance of up to an aggregate of 19,386,526 shares of the Company’s common stock, consisting of:

i.	7,625,741 shares of the Company’s common stock;
ii.	2,067,522 shares of the Company’s common stock issuable upon the conversion of 2,067,522 shares of the Company’s Class Y Convertible Preferred Stock; and
iii.	9,693,263 shares of the Company’s common stock issuable upon exercise of warrants to purchase the Company’s common stock (the “PIPE Issuance”);

2.	approve the adoption of the Company’s 2018 Stock Option and Incentive Plan (the “2018 Plan”);

3.	approve an amendment to the 2010 Employee Stock Purchase Plan (“2010 ESPP Amendment”) to:
i.	increase the maximum number of shares authorized for issuance thereunder by 500,000 shares; and
ii.
(ii) amend the maximum number of shares that may be purchased by any participant with respect to any purchase period to be the least of (a) the number of shares determined by dividing the participant’s accumulated payroll deductions on the last day of the purchase period by the purchase price per share for the stock, (b) 12,500 shares, or (c) such lesser maximum number of shares determined by the administrator (the “2010 ESPP Amendment”); and

4.	ratify the appointment of BDO USA, LLP as the independent registered public accounting firm of the Company for its fiscal year ending December 31, 2018.

The proposals are described in detail in the Company’s definitive proxy statement for the Special Meeting filed with the Securities and Exchange Commission on December 4, 2017.

The number of shares of common stock entitled to vote at the Special Meeting was 13,849,678. The number of shares of common stock present or represented by valid proxy at the Special Meeting was 10,191,012. All matters submitted to a vote of the Company’s stockholders at the Special Meeting were approved.

The votes cast with respect to each matter voted upon are set forth below.

Proposal 1: Approve the PIPE Issuance.

Votes For	Votes Against	Abstentions	Broker Non-Votes
3,267,542	346,240	230,364	6,346,866

Proposal 2: Approve the 2018 Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,372,874	650,275	820,997	6,346,866

Proposal 3: Approve the 2010 ESPP Amendment.

Votes For	Votes Against	Abstentions	Broker Non-Votes
2,539,274	486,343	818,529	6,346,866

Proposal 4: Ratify the appointment of BDO USA, LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2018.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,260,187	79,929	850,896	0

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release dated January 9, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 9, 2018	Anthera Pharmaceuticals, Inc.

	By:	/s/ J. Craig Thompson
J. Craig Thompson
President and Chief Executive Officer